Exhibit 99.1

VBI Vaccines Announces Publication of Results from a Phase 4 Study of VBI’s

Prophylactic 3-Antigen Hepatitis B Vaccine in Vaccine

-	Publication of results from Phase 4 single-arm, open-label study in 91 healthy adults, age 20-40 years, to confirm reference standard for vaccine release to Israeli market
-	Seroprotection at month 3 (after 2 doses) was 98.8%, increasing to 100% at month 7 (after 3 doses)
-	GMC of anti-HBs titers was 413.6 mIU/mL and 6799.9 mIU/mL at month 3 and month 7, respectively
-	Consistent with the known safety profile of VBI’s vaccine, no safety signals were observed

CAMBRIDGE, Mass. (January 15, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced that results from a Phase 4 study of VBI’s prophylactic 3-antigen Hepatitis B virus (HBV) vaccine in younger adults were published in Vaccine, a journal publication from Elsevier. The study was designed to evaluate the immunogenicity of VBI’s 3-antigen HBV vaccine in support of the qualification of that batch as a new reference standard for vaccine release to the Israeli market, where VBI’s vaccine is available as Sci-B-Vac®.

“In this Phase 4 study, our 3-antigen HBV vaccine once again demonstrated robust immunogenicity with no additional safety signals observed,” said Dr. Francisco Diaz-Mitoma, VBI’s Chief Medical Officer. “The rapid onset of protection seen in this study may be particularly relevant to younger adults who need protection quickly, including healthcare workers and travelers. We believe our vaccine could be a meaningful intervention in the fight to eliminate hepatitis B and we look forward to working with the U.S. Food and Drug Administration and the European Medicines Agency in 2021 as part of the licensure process to expand access to this vaccine outside of Israel.”

Prior to market release in Israel, batches of VBI’s vaccine are tested against a reference vaccine batch that has been assessed in a clinical trial. According to the European Pharmacopeia, the reference batch should elicit, after the full course of vaccination, a seroprotection rate (SPR) of at least 95% in young and healthy adult participants. In this open-label, single-arm Phase 4 study in 91 healthy adults age 20-40 years, this objective was achieved two months after the second dose – the SPR at month 3 was 98.8% [95% CI: 93.7%, 99.7%]. SPR is defined as the percent of participants who achieve antibody titers (anti-HBs titers) above the protective threshold of 10 mIU/mL.

Additional results from this Phase 4 study include:

-	By month 7, after receiving three doses, all enrolled participants (100%) were seroprotected
-	The majority of participants were high responders, defined as achievement of anti-HBs titers ≥ 100 mIU/mL – high-responder SPR was 81.4% and 97.6% at month 3 (after 2 doses) and month 7 (after 3 doses), respectively
-	The geometric mean concentration (GMC) of anti-HBs titers were also substantially above the protective threshold at 413.6 mIU/mL and 6799.9 mIU/mL at month 3 and month 7, respectively
-	Anti-HBs titers were maintained above 2000 mIU/mL at month 12, suggesting a potent and sustained response
-	Consistent with other clinical data, VBI’s 3-antigen HBV vaccine was well-tolerated with no safety signals observed

Participants in this study were immunized with 10 µg of VBI’s HBV vaccine at months 0, 1, and 6.

The manuscript is available at: https://www.sciencedirect.com/science/article/pii/S0264410X20316303.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 780,000 people die each year from complications of chronic HBV such as liver decompensation and hepatocellular carcinoma.

About VBI’s 3-Antigen Hepatitis B Vaccine

This vaccine is the only 3-antigen hepatitis B vaccine, comprised of the S, pre-S1, and pre-S2 surface antigens of the hepatitis B virus, and is approved for use and commercially-available in Israel. In December 2017, VBI initiated patient dosing in a global Phase 3 clinical program that consisted of two concurrent pivotal studies: PROTECT, a safety and immunogenicity study, and CONSTANT, a lot-to-lot consistency study. Data from both the PROTECT study and the CONSTANT study, which were announced in June 2019 and January 2020, respectively, comprise the basis for the regulatory submissions in the U.S., Europe, and Canada. This vaccine is sold under the name Sci-B-Vac® in Israel.

To learn more about VBI’s 3-Antigen Hepatitis B vaccine visit: https://www.vbivaccines.com/sci-b-vac/

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with: (1) the only 3-antigen hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel and recently completed its Phase 3 program in the U.S., Europe, and Canada; and (2) an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic coronavirus vaccine program. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel. Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forwardlooking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com